
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE FOR CASH PLUS II CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 1996 AND IS
QUALIFED IN ITS ENTIRETY BY REFERECE TO SUCH FINANICAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       8,325,501<F1>
<SECURITIES>                                 8,140,186
<RECEIVABLES>                                  317,315<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               333,770
<PP&E>                                      80,861,317<F3>
<DEPRECIATION>                            (17,142,138)
<TOTAL-ASSETS>                              80,835,951
<CURRENT-LIABILITIES>                          655,872
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    80,180,079<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                80,835,951
<SALES>                                              0
<TOTAL-REVENUES>                             2,171,978<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,208,276<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   963,702
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes other investment of $490,725 to mature within one year.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the balance sheet.
<F7>Net income allocated $19,274 to the General Partners and $944,428 to the
Limited Partners.  Average net income is $.13 on 7,499,818 units outstanding.
<F6>Includes all expenses of the Partnership.
<F5>Includes all revenue of the Partnership.
<F4>Equity of General Partners ($354,134), Limited Partners $80,534,213.
<F3>Includes multi-family complex of $10,266,520, retail centers of 50,163,039 and an investment in Joint Venture of $20,431,758.

